UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2011

First Clover Leaf Financial Corp.
(Exact name of registrant as specified in its charter)

Maryland	0-50820	20-4797391
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6814 Goshen Road, Edwardsville, Illinois	62025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (618) 656-6122

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant

On October 5, 2011, the Audit Committee of First Clover Leaf Financial Corp. (the “Registrant”) dismissed McGladrey & Pullen, LLP (“McGladrey”) as the Registrant’s principal accountants, effective as of the filing of the Registrant’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2011.  Additional information will be filed with the Securities and Exchange Commission (the “SEC”) following the effectiveness of the dismissal.

The audit reports of McGladrey on the consolidated financial statements of the Registrant as of and for the years ended December 31, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2010 and 2009 and the subsequent interim period through October 5, 2011, there were no: (1) disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to McGladrey’s satisfaction, would have caused McGladrey to make reference in connection with its opinion to the subject matter, or (2) reportable events under Item 304(a)(1)(v) of Regulation S-K.

The Registrant requested that McGladrey furnish it with a letter addressed to the SEC stating whether or not McGladrey agreed with the above statements.  A copy of McGladrey’s letter to the SEC dated October 12, 2011 is filed as an Exhibit to this Current Report on Form 8-K.

On October 5, 2011, the Registrant engaged Crowe Horwath LLP (“Crowe”) as the Registrant’s new principal accountants.  The engagement was approved by the Audit Committee of the Board of Directors of the Registrant.  During the years ended Dceember 31, 2010 and 2009, and the subsequent interim period prior to the engagement of Crowe, the Registrant did not consult with Crowe regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

16	Letter regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST CLOVER LEAF FINANCIAL CORP.
DATE: October 12, 2011	By:	/s/ Darlene F. McDonald
Darlene F. McDonald
Senior Vice President and Chief Financial Officer